Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to Chromadex Corporation and that this agreement be included as an Exhibit 1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of May 9, 2019.

OPKO Health, Inc.

By:	/s/ Kate Inman
Kate Inman General Counsel, Secretary

Phillip Frost, M.D.

By:	*

Frost Gamma Investments Trust

By:	*
Phillip Frost, M.D. Trustee

Phillip and Patricia Frost Philanthropic Foundation, Inc.

By:	*
Phillip Frost, M.D. President

By:	/s/ Steven D. Rubin
Attorney-in-Fact

* This Schedule 13D was executed by Steven D. Rubin on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.